EXHIBIT 32.1
CERTIFICATION
PURSUANT TO 18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the accompanying Quarterly Report on Form 10-Q (the “Report”) of AMCON Distributing Company (the “Company”) for the fiscal quarter ended June 30, 2009, as filed with the Securities and Exchange Commission on or about the date hereof, I, Christopher H. Atayan, Chief Executive Officer and Principal Executive Officer of the Company, have executed this certification for furnishing to the Securities and Exchange Commission. I hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 that, to the best of my knowledge and belief:
(1)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: July 17, 2009	/s/ Christopher H. Atayan
Title: Chief Executive Officer and Chairman
A signed original of this written statement required by Section 906 has been provided to AMCON Distributing Company and will be retained by AMCON Distributing Company and furnished to the Securities and Exchange Commission or its staff upon request.